1Q 2005 Earnings Call
           Remarks of Thomas O. Ryder, Chairman and CEO
                         October 28, 2005

      Good morning and thank you for joining us.

      Overall, performance for the quarter came in better than we expected.

      In particular, Reader's Digest North America and Reader's
Digest International, which accounted for 70% of last years profits both continued to sharply grow operating profits. For RD
North America, it marked the 10th consecutive quarter of year-over-year profit growth.

      These businesses have begun to turn. Revenues are more stable, and that combined with lower operating costs have increased margins and profits.

      Consumer Business Services was down this quarter. QSP and BAF continue to face competition but I believe we are taking the appropriate steps to address those challenges.

      Let's talk about first quarter results.

      We reported a loss of 31 cents, versus a loss of 14 cents a year ago. Twenty-two cents of that was from the non-cash charge and timing shift from our change in the way we expense promotions.

      So, keeping in mind the 22 cents, on an apples-to-apple basis results improved nicely.

      Revenues were 490 million dollars, 1 percent less than last year's first quarter.

      Revenues at both RD North America and International were roughly flat, and down a bit at Consumer Business services.

      We reported an operating loss of $36 million, versus a loss of $14 million last year. The $36 million includes the $25 million non-cash write-off of previously deferred magazine promotion costs.

      At RDNA, profits improved by $3 million over last year, despite a $(5) million hit in timing impact from the promotion expense change.

      At International, profits improved by $2 million over last year, despite $(2) million in promotion timing impact.

      So, as you can see, both North America and International had very strong quarters.

      This is seasonally a small quarter for CBS as QSP and BAF are focused on gearing up for the fall selling season.

      Both businesses had higher losses, which were mostly driven by fewer events because of delayed school starts. This was a result of hurricanes in the southeast and the late Labor Day. In many markets, Labor Day marks the beginning of the sales effort and it was a week later than last year.

      Losses also reflect incremental investment in these businesses to address competition. That is something we've been dealing with for a while now, and it is not likely to change overnight. At the same time, these units both operate in very promising sectors, with plenty of upside potential.

   Here are the things that I believe are important to note about the quarter.

   1. First, Our traditional or core businesses in North America and International are in much better places than they were 2 years ago:

        - We have been in the process of transforming and stabilizing these businesses over the past several years and we have now begun to invest in initiatives that will drive long-term revenue growth. The days of significantly pruning revenues in these businesses are largely over.

        - Margins are expanding as we are getting results from cost cutting, consolidating, reengineering and better execution

   2. Second, QSP and BAF have some challenges in the near term, but we are addressing those challenges through investment in efforts to capture the significant growth potential of those businesses.

   3. And, third, we continue to take advantage of opportunities to monetize non-productive assets and lessen the demands on our cash flows outside of investing in our businesses, paying dividends and servicing our debt. We are becoming what I like to call "Asset Lite."

   I said on the 4th Quarter call that we expect full year revenues for North America to grow except for some smaller businesses that would be downsized, and that profits would grow by double-digits.

   And this quarter reflects exactly that as revenues for North
America were driven by growth at Reiman and at our Canadian business, offset by the elimination of some unprofitable programs, like telemarketing, in our Young Families business.

   Profits were up in nearly all of our North American business units led by Reader's Digest Magazine

   Our big magazine is in a much healthier place now and trends continue to look promising.

   Lowering the rate base and eliminating sweepstakes and other unprofitable sources of subscribers has significantly improved profitability in that business.

      And, some of our smaller magazines like Family Handyman, Selecciones, our Spanish-language edition and Reader's Digest large print version are on a very solid run. In the last three years, those three, have more than tripled profits.

      US BHE, profits improved as we continue to drive margins through lower overhead, editorial and promotion costs. And, we have some very promising new products.

      We are developing a new book for the home that has had the highest pretest success in over 5 years in the US and in a number of International markets. We will launch it in the U.S. this year and internationally next year.

      We are selling our music products through BAF.

      We have taken a lesson from Reiman and are introducing two new book annuals this year. They are called "The Best of Reader's Digest" and "Laughter is the Best Medicine."

      And, we are testing a couple of new programs called "The
Weekend Readers Club" and "Seasons of Reading" to appeal to a broader audience than we currently reach with Select Editions.

   At Reiman, we are seeing some very encouraging signs:

   - New President Barb Newton and her team have created a plan to reinvigorate that business and position it for long term growth

   - Reiman's books business, which was down last year, was the major contributor to revenue and profit growth for North
      America this quarter.

   - Growth was driven by improved payment performance on several titles as well as the launch of a very successful new annual, "Contest Winning Recipes", which exceeded our internal expectations selling over 200 thousand copies.
      This is an annual, and its numbers should continue to grow for at least several years.

   - This year Reiman is testing three new annual concepts including "The Best of Birds and Blooms" and "Weeknight
      Cooking Made Easy"

   - Two of our new magazine titles look like solid hits, one in the U.S. and one in Canada.

   - Our U.S. launch, Backyard Living, will reach circulation of about 800 thousand by fiscal year end. That's up from about 400 thousand in its first year.

   - And we are testing several new magazines this year. One, "Cooking for Two," we will launch shortly as a quarterly.

   This past weekend was our third annual Taste of Home Cooking Expo in Milwaukee. More than 9,000 people attended, up 25% over last year, and we also had many more advertising sponsors and exhibitors. And, all of the expo's cooking schools were sold out.

   And finally for North America, Canada continues to be one of our best performing markets with strong magazine and book
sales.   The other new magazine launch, Our Canada, continues to
perform well ahead of our expectations on virtually every measure we use to track success. It is helping Canada grow its customer base again.

   Our International Business is off to a very strong start after a strong second half last year.

   The restructuring has successfully lowered costs and contributed to higher profits and improved margins across almost every market

   Our "Restore" phase has vastly improved promotion forecasting, execution, and customer service. This has led to significantly improved mailing efficiency and progress in stabilizing our customer base which correlates with revenue growth.

   Mailings in the first quarter were on plan across almost every product line and region. Payment rates are improving and response rates are starting to climb in some markets.

   All of this despite continued weakness in many of the economies around the world.

   Our product flow is getting stronger globally.

   We are currently developing half a dozen book titles a year that are sold across multiple markets, like our latest
"blockbuster" the new Reader's Digest World Atlas.

   We will have sold this particular product in most of our markets by the end of Fiscal 2006, having already surpassed our forecasts in the U.S., the United Kingdom, Australia, and India.

   When it's all said and done, we will sell over 500 thousand copies of this book at an average price of almost $60. That's a blockbuster.

      We also have a big hit in music, called "ABBA: The Ultimate
Collection", which has sold over 100 thousand 4-CD sets in multiple markets. Average price for this is about $69 per set, so this is a pretty big success too.

      We continue to test a Reiman-style magazine in Brazil and have begun testing another in Germany.

      We successfully launched our Young Families business in Germany and will launch in the United Kingdom in the spring

      We are expanding BAF, continuing tests we started in Germany and Italy last spring and into this fall.

      We are excited about our new English as a Second Language product, which is performing well ahead of plan in Eastern
Europe. This we believe could be a transformational product line, and a key to a major opportunity in many worldwide markets.

      We launched our Select Editions business in India, where we license the magazine, and generated about 100 thousand new members to this continuity program with only one mailing.

      And we continue to broaden our opportunities by expanding into new countries. The four new markets we entered in fiscal 2004 and early 2005 (Romania, Croatia, Slovenia, and Ukraine) are all attracting new customers, in some cases exceeding our expectations by over 50 percent. And we hope to test one or two more new countries this year.

      As you can see, the story for North America and International is shifting from words like downsize and consolidation to expansion and growth.

      I like what I see in our core business.

      Our biggest challenge is addressing problems at QSP and BAF. Profits in those businesses were down sharply last year.

      And while we were certainly disappointed by that performance, we continue to believe that they have remarkable growth potential. These businesses will come back. But other companies see such potential as well.

      At this point, it is very difficult to predict the second quarter with any accuracy because of all of the moving parts, but it looks like we are off to a slow start. We will give you a detailed review at the end of the second quarter.

      Our full-year guidance assumed lower profits at QSP and Books Are Fun offset by strength in our core business. That original guidance looks good on the whole.

      Finally, we're improving the balance sheet and aggressively paying down debt.

      Mike Geltzeiler will tell you more about that. So, take it away Mike.

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